Exhibit 99.1
Genpact Reports Second Quarter 2024 Results
Total Revenue of $1.18 billion, Up 6% (7% constant currency)1
Diluted EPS of $0.67, Up 6%; Adjusted Diluted EPS2 of $0.79, Up 10%

NEW YORK, August 8, 2024 — Genpact Limited (NYSE: G), a global professional services and solutions firm delivering outcomes that shape the future, today announced financial results for the second quarter ended June 30, 2024.

“Following another quarter of better-than-expected results and a robust first half performance, we are raising our earnings expectations for the year,” said Balkrishan “BK” Kalra, Genpact's President and CEO. “Our second quarter results are a testament to the team’s ability to successfully deliver on our ‘3+1 Execution Framework’. Looking ahead, we will continue to drive execution and lean into innovation, leveraging gen AI and other advanced technologies to deliver superior value for clients and drive productivity for Genpact.”

Key Financial Highlights – Second Quarter 2024
•Total revenue was $1.18 billion, up 6% year-over-year on an as reported basis and 7% on a constant currency basis.1
•Data-Tech-AI revenue was $546 million, up 4% year-over-year, both on an as reported and constant currency basis,1 representing 46% of total revenue.3
•Digital Operations revenue was $630 million, up 9% year-over-year, both on an as reported and constant currency basis,1 representing 54% of total revenue.3
•Gross profit was $416 million, up 7% year-over-year, with a corresponding margin of 35.4%.
•Net income was $122 million, up 5% year-over-year, with a corresponding margin of 10.4%.
•Income from operations was $170 million, up 8% year-over-year, with a corresponding margin of 14.5%.
•Adjusted income from operations was $198 million, up 7% year-over-year, with a corresponding margin of 16.9%.4,5
•Diluted earnings per share was $0.67, up 6% year-over-year.
•Adjusted diluted earnings per share2,4 was $0.79, up 10% year-over-year.
•Cash flow from operations was $209 million, up from $171 million in the second quarter of 2023.
•Genpact repurchased approximately 1.9 million common shares during the quarter for total consideration of approximately $63 million at an average price per share of $32.63.
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
3 Genpact updated the classification of certain service revenues from Digital Operations to Data-Tech-AI in the quarter ended March 31, 2024 to more accurately reflect the nature of, and mode of delivery for, the services provided, which have evolved over time. As a result, the revenue from Digital Operations and Data-Tech-AI for the second quarter of 2023 originally reported was $605 million and $501 million, respectively, which is $581 million and $525 million, respectively, in accordance with the updated classification.
4Income from operations and diluted earnings per share in the second quarter of 2023 include a $5 million gain on the termination of a lease which was impaired as part of the restructuring charge taken in the second quarter of 2022. This gain is therefore excluded from adjusted income from operations and adjusted diluted earnings per share in the second quarter of 2023.
5 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

Outlook

Genpact's outlook for the third quarter of 2024 is as follows:
•Total revenue in the range of $1.180 billion to $1.186 billion, representing year-over-year growth of approximately 3.9% to 4.4% as reported, or 4.2% to 4.7% on a constant currency basis.1
◦Digital Operations revenue growth of approximately 3.8% year-over-year and Data-Tech-AI revenue growth of approximately 4.6% year-over-year at the midpoint of the range, as reported.
◦Digital Operations revenue growth of approximately 4.2% year-over-year and Data-Tech-AI revenue growth of approximately 4.7% year-over-year at the midpoint of the range, on a constant currency basis.1
•Gross margin of approximately 35.4%.
•Adjusted income from operations margin6 of approximately 17.2%.

Genpact's updated outlook for the full year 2024 is as follows:
•Total revenue in the range of $4.656 billion to $4.701 billion, representing year-over-year growth of approximately 4.0% to 5.0% as reported, or 4.2% to 5.2% on a constant currency basis,1 up from the prior guidance of approximately 2.5% to 3.5% as reported.
◦Digital Operations revenue growth of approximately 5.2% year-over-year and Data-Tech-AI revenue growth of approximately 3.8% year-over-year at the midpoint of the range, as reported, up from the previous midpoints of 3.6% and 2.3%, respectively.
◦Digital Operations revenue growth of approximately 5.5% year-over-year and Data-Tech-AI revenue growth of approximately 3.9% year-over-year at the midpoint of the range, on a constant currency basis,1 up from the previous midpoints of 4.0% and 2.4%, respectively.
•Gross margin of approximately 35.3%.
•Adjusted income from operations margin6 of approximately 17.0%.
•Adjusted diluted EPS7 in the range of $3.14 to $3.18, up from the prior range of $3.01 to $3.04.

Second Quarter 2024 Earnings Call

Genpact's management will host a conference call on August 8, 2024, at 5:00PM ET to discuss the company's performance for the second quarter ended June 30, 2024. Participants are encouraged to register here to receive a dial-in number and unique PIN for seamless access. It is recommended to join 10 minutes before the call starts, although registration and dial-in will be available at any time. A live webcast will be available on the Genpact Investor Relations website. For those unable to attend the live call, an archived replay and transcript will be available on the website shortly after the call.

6 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.
7Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact

Genpact (NYSE: G) is a global professional services and solutions firm delivering outcomes that shape the future. Our 125,000+ people across 30+ countries are driven by our innate curiosity, entrepreneurial agility, and desire to create lasting value for clients. Powered by our purpose – the relentless pursuit of a world that works better for people – we serve and transform leading enterprises, including the Fortune Global 500, with our deep business and industry knowledge, digital operations services, and expertise in data, technology, and AI.

Safe Harbor

This press release contains certain statements concerning our future growth prospects, including our outlook for 2024, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to macroeconomic uncertainty and general economic conditions, any deterioration in the global economic environment and its impact on our clients, our ability to manage our CEO transition and retain senior management, technological innovation, including AI technology and future uses of generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments at sufficient speed and scale, our ability to develop and successfully execute our business strategies, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to protect our and our clients' data from security incidents or cyberattacks, the economic and other impacts of geopolitical conflicts and any related sanctions and other measures that have been or may be implemented or imposed in response thereto, as well as any potential expansion or escalation of existing conflicts or economic disruption beyond their current scope, a slowdown in the economies and sectors in which our clients operate, a slowdown in the sectors in which we operate, the risks and uncertainties arising from our past and future acquisitions or divestitures, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, our ability to effectively execute our tax planning strategies, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, political, economic or business conditions in countries in which we operate, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Tyra Whelton
+1 (908) 418-2995
tyra.whelton@genpact.com

Media	Siya Belliappa
+1 (718) 561-9843
siya.belliappa@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2023	As of June 30, 2024
Assets
Current assets
Cash and cash equivalents	$583,670	$914,171
Accounts receivable, net of allowance for credit losses of $18,278 and $16,833 as of December 31, 2023 and June 30, 2024, respectively	1,116,273	1,159,787
Prepaid expenses and other current assets	191,566	192,123
Total current assets	$1,891,509	$2,266,081

Property, plant and equipment, net	189,803	199,533
Operating lease right-of-use assets	186,167	194,624
Deferred tax assets	298,921	276,981
Intangible assets, net	53,028	39,841
Goodwill	1,683,782	1,677,866
Contract cost assets	202,543	203,402
Other assets, net of allowance for credit losses of $4,096 and $5,512 as of December 31, 2023 and June 30, 2024, respectively	299,960	319,937
Total assets	$4,805,713	$5,178,265

Liabilities and equity
Current liabilities
Short-term borrowings	$10,000	$—
Current portion of long-term debt	432,242	425,918
Accounts payable	27,739	28,430
Income taxes payable	38,458	43,779
Accrued expenses and other current liabilities	759,180	653,676
Operating leases liability	50,313	45,879
Total current liabilities	$1,317,932	$1,197,682

Long-term debt, less current portion	824,720	1,207,610
Operating leases liability	168,015	175,693
Deferred tax liabilities	11,706	10,118
Other liabilities	234,948	249,403
Total liabilities	$2,557,321	$2,840,506

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 179,494,132 and 178,177,581 issued and outstanding as of December 31, 2023 and June 30, 2024, respectively	1,789	1,776
Additional paid-in capital	1,883,944	1,900,015
Retained earnings	1,085,209	1,176,459
Accumulated other comprehensive income (loss)	(722,550)	(740,491)
Total equity	$2,248,392	$2,337,759

Total liabilities and equity	$4,805,713	$5,178,265

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2023	2024	2023	2024
Net revenues	$1,105,524	$1,176,212	$2,194,843	$2,307,449
Cost of revenue	715,484	759,834	1,434,562	1,494,593
Gross profit	$390,040	$416,378	$760,281	$812,856
Operating expenses:
Selling, general and administrative expenses	229,426	239,642	445,911	474,673
Amortization of acquired intangible assets	8,257	6,558	16,512	13,485
Other operating (income) expense, net	(4,963)	(73)	(4,574)	(5,539)
Income from operations	$157,320	$170,251	$302,432	$330,237
Foreign exchange gains (losses), net	1,763	2,454	723	3,291
Interest income (expense), net	(12,138)	(13,538)	(21,765)	(23,780)
Other income (expense), net	3,425	3,250	7,455	9,037
Income before income tax expense	$150,370	$162,417	$288,845	$318,785
Income tax expense	34,118	40,427	66,492	79,848
Net income	$116,252	$121,990	$222,353	$238,937
Earnings per common share
Basic	$0.63	$0.68	$1.21	$1.33
Diluted	$0.63	$0.67	$1.19	$1.32
Weighted average number of common shares used in computing earnings per common share
Basic	183,230,252	179,651,702	183,512,828	180,034,120
Diluted	185,825,117	180,912,267	186,705,697	181,424,912

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six months ended June 30,
	2023	2024
Operating activities
Net income	$222,353	$238,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,845	34,542
Amortization of debt issuance costs	978	1,037
Amortization of acquired intangible assets	16,512	13,485
Loss on the sale of the business classified as held for sale	802	—
Allowance for credit losses	6,521	12,638
Unrealized gain on revaluation of foreign currency assets/liabilities	(2,249)	(7,214)
Stock-based compensation expense	41,536	27,550
Deferred tax (benefit) expense	(2,957)	15,873
Others, net	1,147	173
Change in operating assets and liabilities:
Increase in accounts receivable	(26,891)	(54,326)
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(62,006)	(22,823)
Increase in accounts payable	5,742	997
Decrease in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(150,087)	(82,850)
Increase in income taxes payable	49,136	5,694
Net cash provided by operating activities	$137,382	$183,713
Investing activities
Purchase of property, plant and equipment	(24,033)	(43,276)
Payment for internally generated intangible assets (including intangibles under development)	(1,705)	(1,260)
Proceeds from sale of property, plant and equipment	17	116
Payment for business acquisitions, net of cash acquired	(682)	—
Payment for divestiture of business	(19,510)	—
Net cash used for investing activities	$(45,913)	$(44,420)
Financing activities
Repayment of finance lease obligations	(6,856)	(5,569)
Payment of debt issuance and refinancing costs	—	(3,305)
Proceeds of long-term debt	—	400,000
Repayment of long-term debt	(13,250)	(19,875)
Proceeds from short-term borrowings	148,000	50,000
Repayment of short-term borrowings	(196,000)	(60,000)
Proceeds from issuance of common shares under stock-based compensation plans	31,928	9,720
Payment for net settlement of stock-based awards	(18,317)	(21,142)
Payment of earn-out consideration	(2,399)	—
Dividend paid	(50,286)	(54,829)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(150,548)	(92,686)
Net cash (used for) provided by financing activities	$(257,728)	$202,314
Net (decrease) increase in cash and cash equivalents	(166,259)	341,607
Effect of exchange rate changes	10,802	(11,106)
Cash and cash equivalents at the beginning of the period	646,765	583,670
Cash and cash equivalents at the end of the period	$491,308	$914,171
Supplementary information
Cash paid during the period for interest	$22,550	$30,625
Cash paid during the period for income taxes, net of refund	$66,819	$45,883

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact's GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Given Genpact's acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact's management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact's operating results to those of its competitors. For the same reasons, since April 2016, Genpact's management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact's management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 "Compensation-Stock Compensation," Genpact's management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact's operating results and those of other companies.

During the second quarter of 2022, Genpact approved a plan to divest a business that was no longer deemed strategic. Given the specialized nature of this business, we anticipated completing a transaction within twelve months after the end of the second quarter of 2022, and therefore, we classified the revenues and expenses related to this business as held for sale with effect from April 1, 2022. During the first quarter of 2023, the Company consummated this transaction and recorded a loss on the sale of the business. During the second quarter of 2023, the Company terminated a lease for office property which was fully impaired as part of a restructuring in the second quarter of 2022 and recorded a gain on such lease termination as restructuring income in the second quarter of 2023. Genpact's management believes that excluding the loss on the sale of, and the revenues and expenses associated with, the business previously designated as held for sale and the gain on the lease termination in calculating its non-GAAP financial measures provides useful information to both management and investors regarding the Company's financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact's management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains from GAAP income from operations, because management believes that the Company's results after taking into account these adjustments more accurately reflect the Company's ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact's management adds back stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact's management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company's true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company's reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months and six months ended June 30, 2023 and 2024:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2023	2024	2023	2024
Net income	$116,252	$121,990	$222,353	$238,937
Foreign exchange (gains) losses, net	(1,763)	(2,454)	(723)	(3,291)
Interest (income) expense, net	12,138	13,538	21,765	23,780
Income tax expense	34,118	40,427	66,492	79,848
Stock-based compensation expense	21,832	18,369	41,536	27,550
Amortization and impairment of acquired intangible assets	8,257	6,544	16,400	13,469
Restructuring (income) expense	(4,874)	—	(4,874)	—
Operating loss from the business classified as held for sale	—	—	1,201	—
Loss on the sale of the business classified as held for sale	—	—	802	—
Adjusted income from operations	$185,960	$198,414	$364,952	$380,293
Net income margin	10.5%	10.4%	10.1%	10.4%
Adjusted income from operations margin	16.8%	16.9%	16.6%	16.5%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2023	2024	2023	2024
Income from operations	$157,320	$170,251	$302,432	$330,237
Stock-based compensation expense	21,832	18,369	41,536	27,550
Amortization and impairment of acquired intangible assets	8,257	6,544	16,400	13,469
Other income (expense), net	3,425	3,250	7,455	9,037
Restructuring (income) expense	(4,874)	—	(4,874)	—
Operating loss from the business classified as held for sale	—	—	1,201	—
Loss on the sale of the business classified as held for sale	—	—	802	—
Adjusted income from operations	$185,960	$198,414	$364,952	$380,293
Income from operations margin	14.2%	14.5%	13.8%	14.3%
Adjusted income from operations margin	16.8%	16.9%	16.6%	16.5%

Reconciliation of Diluted EPS to Adjusted Diluted EPS8
(Per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2024	2023	2024
Diluted EPS	$0.63	$0.67	$1.19	$1.32
Stock-based compensation expense	0.12	0.10	0.22	0.15
Amortization and impairment of acquired intangible assets	0.04	0.04	0.09	0.07
Restructuring (income) expense	(0.03)	—	(0.03)	—
Operating loss from the business classified as held for sale	—	—	0.01	—
Loss on the sale of the business classified as held for sale	—	—	0.00	—
Tax impact on stock-based compensation expense	(0.03)	(0.02)	(0.07)	(0.01)
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.01)	(0.02)	(0.02)
Tax impact on restructuring income (expense)	0.01	—	0.01	—
Tax impact on operating loss from the business classified as held for sale	—	—	(0.00)	—
Tax impact on loss on the sale of the business classified as held for sale	—	—	(0.00)	—
Adjusted diluted EPS	$0.72	$0.79	$1.40	$1.51

8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2024:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin9

Year ending December 31, 2024
Net income margin	10.4%
Estimated interest (income) expense, net	1.2%
Estimated income tax expense	3.4%
Foreign exchange (gains)/losses	(0.1)%
Estimated stock-based compensation expense	1.5%
Estimated amortization and impairment of acquired intangible assets	0.6%
Adjusted income from operations margin	17.0%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin9

Year ending December 31, 2024
Income from operations margin	14.6%
Estimated stock-based compensation expense	1.5%
Estimated amortization and impairment of acquired intangible assets	0.6%
Estimated other income (expense), net	0.3%
Adjusted income from operations margin	17.0%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS9
(Per share data)

	Year ending December 31, 2024
	Lower	Upper
Diluted EPS	$2.69	$2.72
Estimated stock-based compensation expense	0.40	0.40
Estimated amortization and impairment of acquired intangible assets	0.15	0.15
Estimated tax impact on stock-based compensation expense	(0.06)	(0.06)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.04)	(0.04)
Adjusted diluted EPS	$3.14	$3.18

9 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the quarter ending September 30, 2024:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin10

Quarter ending September 30, 2024
Net income margin	9.9%
Estimated interest (income) expense, net	1.3%
Estimated income tax expense	3.4%
Estimated stock-based compensation expense	2.0%
Estimated amortization and impairment of acquired intangible assets	0.5%
Adjusted income from operations margin	17.2%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin10

Quarter ending September 30, 2024
Income from operations margin	14.3%
Estimated stock-based compensation expense	2.0%
Estimated amortization and impairment of acquired intangible assets	0.5%
Estimated other income (expense), net	0.3%
Adjusted income from operations margin	17.2%

10 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.